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                                                                      EXHIBIT 11
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                       THREE MONTHS ENDED MARCH 31,
                                                                       ----------------------------
                                                                            1997           1998
                                                                            ----           ----
                                                                           (AMOUNTS IN THOUSANDS)
NET INCOME                                                                $ 34,203       $  2,775
                                                                          ========       ========
BASIC EPS
Weighted-average common shares outstanding                                  28,313         28,427
                                                                          ========       ========

Basic income per common share                                                 1.21            .10
                                                                          ========       ========

DILUTED EPS
Weighted-average common shares outstanding                                  28,313         28,427
   Shares issuable on exercise of dilutive options                             572            698
   Shares assumed to be purchased with proceeds of options                    (556)          (417)
                                                                          --------       --------
Shares applicable to diluted EPS                                            28,329         28,708
                                                                          ========       ========

Diluted income per common share                                               1.21            .10
                                                                          ========       ========


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